Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company Savings and Stock Investment Plan for Salaried Employees

Dearborn, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-138819, 333-153815, and 333-156630) of Ford Motor Company of our report dated June 10, 2020, relating to the financial statements and supplemental schedule of Ford Motor Company Savings and Stock Investment Plan for Salaried Employees which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

BDO USA, LLP

Troy, Michigan

June 10, 2020